Exhibit No. 23.1




                  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-14747, 33-56447, 33-53653, and 33-70772) of our reports dated August 8, 1997, relating to the consolidated balance sheets of Delchamps, Inc. and subsidiary, as of June 28, 1997 and June 29, 1996 and the related consolidated financial statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended June 28, 1997.




                                        /s/ KPMG PEAT MARWICK LLP
                                        -------------------------
                                            KPMG PEAT MARWICK LLP


Atlanta, Georgia
September 25, 1997